                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     January 15, 2004


Commission File Number:                               0-49677



                            WEST BANCORPORATION, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)



                 Iowa                                      42-1230603
                 ----                                      -----------
       (State of Incorporation)           (I.R.S. Employer Identification No.)


                  1601 22nd Street, West Des Moines, Iowa 50266
                  ---------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number:                          515-222-2300

Item 5. Other Events

        The Registrant issued a press release on January 15, 2004 announcing the declaration of a quarterly cash dividend of $.16 per common share.

Item 7. Financial Statements and Exhibits

(c)     Exhibits
        99.1  Press Release of West Bancorporation, Inc. dated January 15, 2004.


        The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, West Bancorporation, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.


West Bancorporation, Inc.
--------------------------
(Registrant)

January 15, 2004                             By: /s/ Douglas R. Gulling
----------------                             --------------------------
Dated                                        Douglas R. Gulling
                                             Chief Financial Officer

                                  EXHIBIT INDEX

The following exhibit is filed herewith:

    Exhibit No.                    Description
    -----------                    -----------
    99.1                           Press Release of West Bancorporation, Inc.
                                   dated January 15, 2004